UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2009

Aware, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21129

Massachusetts	04-2911026
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

(781) 276-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2009 and May 20, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Aware, Inc. (“Aware”) made the following decisions concerning compensation of Aware’s executive officers and directors:

Executive Officer Cash Compensation

The Committee approved a potential bonus for 2009 of up to $230,000, $275,000, $75,000 and $30,000 to Michael A. Tzannes, Chairman and CEO, Edmund C. Reiter, President, Richard P. Moberg, CFO, and Richard C. Gross, SVP, Engineering, respectively, subject to the Committee’s discretion based upon Aware reaching certain revenue and/or earnings targets as well as each executive achieving certain operational goals.  For each executive, up to 50% of the eligible bonus is earned by achieving certain revenue and/or earnings targets and up to 50% for achieving certain operational goals.   The salaries for Aware’s four executive officers will remain at 2008 levels for 2009.

Director Cash Compensation

The Committee approved the following cash compensation for 2009 for non-employee directors of Aware (the non-employee directors are G. David Forney, Jr., John K. Kerr, Adrian F. Kruse, Mark G. McGrath and Charles K. Stewart):

●	each non-employee director will receive $40,000 for his service on the Board;
●	the chair of the audit committee (Mr. Kruse) will receive an additional $15,500;
●	the chair of the compensation committee (Mr. McGrath) will receive an additional $9,000; and
●	the chair of the nominating and corporate governance committee (Mr. Forney) will receive an additional $5,000.

Stock Appreciation Rights

The Committee approved the following grants of stock appreciation rights (“SARs”) to the executive officers and directors of Aware under Aware’s 2001 Nonqualified Stock Plan:

Name	Number of SARs
Mr. Forney	6,000
Mr. Gross	12,000
Mr. Kerr	6,000
Mr. Kruse	6,000
Mr. McGrath	6,000
Mr. Moberg	12,000
Mr. Reiter	24,000
Mr. Stewart	6,000
Mr. Tzannes	32,000

The SARs entitle each holder to receive a payment on the “Payment Date” equal to the product of (a) the excess (if any) of the fair market value of a share of Aware’s common stock as of the Payment Date, over $2.52, which is the closing trading price of Aware’s common stock on May 20, 2009, the date the SARs were granted, multiplied by (b) the number of SARs granted that have vested as of the Payment Date.  Such benefit is payable in the form of shares of Aware’s common stock.  “Payment Date” means the earlier to occur of the Termination Date or May 20, 2019.   “Termination Date” means (i) for an employee of Aware, the later of (A) the date upon which the holder ceases to be employed by Aware and (B) the date the holder ceases to provide paid services for the Company and (ii) for a director of Aware who is not an employee of Aware, the date upon which the director ceases to serve on the Board of Directors of Aware.  The SARs vest in eight equal quarterly installments on the last day of each quarter from June 30, 2009 through March 31, 2001.

A copy of the form of Stock Appreciation Rights Award that Aware is using for the grants of SARs to its executive officers and directors is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.  The foregoing summary of the SARs is qualified in its entirety by the actual Award document, the form of which is filed as Exhibit 10.1 to this Report.

Item 9.01.	Financial Statements and Exhibits.

No financial statements are required to be filed as part of this Report.  The following exhibits are filed as part of this Report:

10.1   Form of Stock Appreciation Rights Award for directors and executive officers of Aware, Inc. under the 2001 Nonqualified Stock Plan.

 Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

By:	/s/ Michael A. Tzannes
Michael A. Tzannes
Chief Executive Officer

Date: May 26, 2009

Exhibit Index

Number	Description

10.1	Form of Stock Appreciation Rights Award for directors and executive officers of Aware, Inc. under the 2001 Nonqualified Stock Plan.